UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2021

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders of Trimble Inc. (the “Company”) was held on May 12, 2021. At the annual meeting, the stockholders voted on the proposals listed below. The voting results for each proposal were as follows:
Proposal 1:
The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Vote
Steven W. Berglund	200,163,574	11,949,635	13,765,457
James C. Dalton	209,576,757	2,536,452	13,765,457
Börje Ekholm	124,093,181	88,020,028	13,765,457
Kaigham (Ken) Gabriel	210,879,347	1,233,862	13,765,457
Meaghan Lloyd	195,555,150	16,558,059	13,765,457
Sandra MacQuillan	211,263,419	849,790	13,765,457
Robert G. Painter	211,154,128	959,081	13,765,457
Mark S. Peek	207,757,208	4,356,001	13,765,457
Johan Wibergh	210,559,331	1,553,878	13,765,457
The Company recognizes the significant number of withheld votes cast for Mr. Börje Ekholm by several institutional stockholders. The Company believes that these votes were due to his role as President and Chief Executive Officer of Ericcson while also serving on the board of two additional publicly traded companies, including the Company, which resulted in a “withhold” recommendation by Glass Lewis.
Mr. Ekholm has been a strong contributor and invaluable member of Trimble’s board of directors (the “Board”). His unique international perspective provides the board with insight into Europe and China – two important markets for Trimble. His combined CEO and board role at Ericsson allows him to bring his operational expertise to our Board as well. And his quarter century of experience as a financial investor also brings a shareholder's perspective to the boardroom. This blend of international, operational and financial perspectives combined with his outstanding qualifications and accomplishments make Mr. Ekholm a unique and invaluable member of our Board.
Mr. Ekholm has attended every meeting, both at the Board and compensation committee, since his appointment, and the Company expects his diligent attendance and strong participation to continue. Additionally, Mr. Ekholm has always made himself accessible to our executive management and provided timely and valuable counsel outside of formal Board and committee meetings.
However, the Company acknowledges that Mr. Ekholm is considered over-boarded by several of our large institutional stockholders, and this matter will be fully considered and addressed by the Board’s Nominating and Corporate Governance Committee prior to recommending directors for election at the Company’s 2022 Annual Meeting of Stockholders.
Proposal 2:
The advisory vote on approving the compensation for the Company’s named executive officers was approved.

For	Against	Abstain	Broker Non-Vote
188,571,015	23,095,790	186,888	13,765,457
Proposal 3:
The appointment of Ernst & Young, LLP as the independent registered public accounting firm of the Company for the current fiscal year ending January 1, 2021 was ratified.

For	Against	Abstain
213,033,834	12,279,246	306,070

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: May 18, 2021	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel